Exhibit 99.1

                             SUBSCRIPTION AGREEMENT

                                  AP EVENT INC.

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of shares of common stock (the "Shares") of AP Event Inc., a Nevada corporation (the "Company"), set forth below, upon and subject to the terms and conditions set forth in the Company's Prospectus dated _________________ in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached.

Total number of shares subscribed for at US $0.02 per share: _______________ shares.

Amount paid with this  Subscription  Agreement at a price of US $0.02 per Share:
US $________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of _________________, 201__.

Name    of    Entity    (for    purchasers    which    are    entities    only):
________________________________


Signature:______________________________________________________________________

Print Name: Signature:__________________________________________________________


Print Title (for purchasers which are entities only):Signature:_________________

Address: Signature:_____________________________________________________________

                   _____________________________________________________________

Telephone No.:__________________________________________________________________

E-mail Address: ________________________________________________________________

Subscriber's US Social Security Number or identification number of home jurisdiction: ____________________________________

Signature of Co-owners, if applicable:__________________________________________

Name as it should appear on the Certificate:____________________________________

If Joint Ownership, check
one (all parties must sign above):

[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property

If Fiduciary or Business Entity check one:

[ ] Trust          Authorized Person ______________________ Capacity____________

[ ] Estate         Authorized Person ______________________ Capacity____________

[ ] Corporation    Authorized Person ______________________ Capacity____________

[ ] Limited Liability
    Company
                   Authorized Person ______________________ Capacity____________

[ ] Partnership    Authorized Person ______________________ Capacity____________

[ ] Other ____________________ (Describe)

              Authorized Person _________________________   Capacity____________

                  PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to: AP Event Inc., Husovo namesti 7, Okres Praha - Zapad, Czech Republic 25301. Telephone: 702-970-3370.

                           WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his or her Shares, he or she shall wire transfer immediately available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank:                _______________________

Account Name:        _______________________

Account No.:         _______________________

ABA Routing No.:     _______________________

SWIFT code:          _______________________

Bank Address:        _______________________

                          RIGHT TO REJECT SUBSCRIPTIONS

AP Event Inc.has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.

                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of AP Event Inc. this ______day of ______________, 201__.

                                        AP Event Inc.


                                        By: ____________________________________
                                        Name:  August Petrov
                                        Title: President